Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF ALTA MESA RESOURCES, INC.
PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, I, Harlan H. Chappelle, President and Chief Executive Officer of Alta Mesa Resources, Inc., hereby certify to the best of my knowledge that:

1.	This Quarterly Report on Form 10-Q for the period ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Quarterly Report on Form 10-Q for the period ended September 30, 2018 fairly presents, in all material respects, the financial condition and results of operations of Alta Mesa Resources, Inc. for the periods presented therein.

Date: November 14, 2018

/s/ Harlan H. Chappelle
Harlan H. Chappelle
President and Chief Executive Officer